EXHIBIT 4.1
NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

NUMBER	SHARES

AUTO STAR, INC.

AUTHORIZED COMMON STOCK
100,000,000 SHARES
PAR VALUE $.001

THIS CERTIFIES THAT ____________________________________________________________

IS THE RECORD HOLDER OF ________________________________________________________

Fully paid and non-assessable shares of AUTO STAR, INC., Common Stock of transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Utah, and to the Articles of Incorporation and By-laws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

______________________	______________________
Secretary	President

Corporate Seal